EXHIBIT 23.3

CONSENT OF INDEPENDENT RESERVE ENGINEERS

We hereby consent to the incorporation by reference in this Form S-3 Registration Statement of Transmeridian Exploration Incorporated (the “Company”) and to references to this firm of the Company’s estimated proved reserves in this Registration Statement.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.

October 21, 2005